EXHIBIT 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of PetVivo Holdings, Inc., a Nevada corporation (the “Company”), on Form 10-Q for the quarter ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John Carruth, Acting Chief Financial Officer and Principal Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: February 14, 2019	By:	/s/ John Carruth
John Carruth Acting Chief Financial Officer (Principal Financial and Accounting Officer)